Exhibit 99.2

2018 Second Quarter Results Earnings Release Presentation July 17, 2018

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts such as our future effective tax rate. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-Looking Statements

Second Quarter Highlights 4 Investment Securities 9 Loans and Leases 11 Credit Quality 15 Deposits 19 Controlled Expenses 22 Non-GAAP Measurements 25 Presentation Index

Second Quarter Highlights

Second Quarter Highlights Robust Earnings Net earnings of $115.7 million EPS of $0.92 ROAA and ROATE of 1.93% and 20.98% (1) Industry Leading Net Interest Margin Tax equivalent NIM of 5.18%, up 7bps from Q1 Tax equivalent yield on average loans and leases of 6.30%, up 19bps from Q1 Low Efficiency Ratio Efficiency ratio of 39.8% Average branch size of $239 million in deposits Noninterest expense to average assets of 2.11% Profitable Deposit Base Cost of average total deposits of 37bps, up 6bps from Q1 Core deposits represent 87% of total deposits Loan and Lease Production and Credit Quality Loan and lease production of $1.26 billion Net loan and lease growth of $430 million NPAs to total loans and leases and foreclosed assets of 0.69% Classified loans and leases to total loans and leases of 1.40% Strong Capital Levels Tangible common equity ratio of 9.86% (1) CET1 and total capital ratios of 10.61% and 13.51% Tangible book value per share of $17.35 (1) See “Non-GAAP Measurements” slide on page 25.

Financial Highlights See “Non-GAAP Measurements” slide on page 25. ? ($ in millions, except per share amounts) 2Q18 1Q18 Q / Q Total Assets 24,530 $ 24,149 $ 2% Loans and Leases Held for Investment, net of deferred fees 16,885 $ 16,455 $ 3% Total Deposits 17,929 $ 18,079 $ -1% Core Deposits 15,586 $ 15,662 $ 0% Net Earnings 115.7 $ 118.3 $ -2% Earnings Per Share 0.92 $ 0.93 $ -1% Return on Average Assets ("ROAA") 1.93% 1.99% -0.06 Return on Average Tangible Equity ("ROATE") (1) 20.98% 21.08% -0.10 Tangible Common Equity Ratio (1) 9.86% 10.43% -0.57 Tangible Book Value Per Share (1) 17.35 $ 17.75 $ -2% Net Interest Margin 5.18% 5.11% 0.07 Efficiency Ratio 39.8% 41.7% -1.9

Solid Earnings Track Record ($ in millions, except Diluted EPS) 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Net Earnings 93.9 $ 85.6 $ 78.7 $ 93.6 $ 101.5 $ 84.0 $ 118.3 $ 115.7 $ Diluted EPS 0.77 $ 0.71 $ 0.65 $ 0.77 $ 0.84 $ 0.66 $ 0.93 $ 0.92 $ $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $0 $20 $40 $60 $80 $100 $120 $140 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Diluted EPS Millions Net Earnings Diluted EPS

Solid Capital Position – 2Q18 (Preliminary)


TCE / TA
11.87%
12.12%
12.19%
11.54%
11.67%
11.75%
10.50%
10.43%
9.86%
8.68%
8.92%
8.64%
8.80%
8.81%
8.87%
8.79%
9.25%
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
PACW
Median Banks $15-$25B


T1 Leverage
11.92%
12.13%
11.91%
11.87%
11.90%
12.02%
10.66%
10.66%
10.33%
9.16%
9.14%
9.28%
9.29%
9.33%
9.33%
9.55%
9.45%
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
PACW
Median Banks $15-$25B


Total Capital
16.08%
16.18%
15.56%
15.56%
15.42%
15.74%
13.75%
14.11%
13.51%
13.05%
13.05%
13.22%
13.16%
13.34%
13.17%
13.20%
13.26%
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
PACW
Median Banks $15-$25B


CET1
12.72%
12.83%
12.31%
12.31%
12.28%
12.52%
10.91%
11.16%
10.61%
10.50%
10.44%
10.90%
10.88%
11.00%
10.87%
10.74%
10.70%
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
PACW
Median Banks $15-$25B

PacWest Bancorp

Source: SNL Financial. Peer data through 1Q18.

Second Quarter 2018 | PACW | p. 8

Investment Securities

3.16% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 2Q18 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio S&P Ratings % Total Issue Type % Total AAA 19% G.O. Limited 7% AA 58% G.O. Unlimited 45% A 5% Revenue 48% Not rated 18% 100% 100% Municipal Securities 6.7 6.8 7.0 6.5 6.4 5.7 5.9 6.0 5.7 5.6 4 5 6 7 8 2Q17 3Q17 4Q17 1Q18 2Q18 Years Average Life Effective Duration U.S. Treasuries, $262.3mm, 7% SBA Securities, $77.3mm, 2% Agency Residential MBS, $263.6mm, 7% Agency Residential CMOs, $554.9mm, 14% Agency Commercial MBS, $1,097.2mm, 28% Private CMOs, $102.0mm, 3% Municipal Securities, $1,412.1mm, 37% Other, $88.1mm, 2% $3.9 Billion Total Portfolio (1)

Loans and Leases

Diversified Loan and Lease Portfolio Commercial Mortgage Residential Mortgage Commercial Construction Residential Construction Asset - based Venture capital Other commercial Consumer As of June 30, 2018 ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 5,010 $ 30% 4,419 $ 28% Residential 2,556 15% 1,719 11% Total Real Estate Mortgage 7,566 45% 6,138 39% RE Construction & Land: Commercial 831 5% 692 5% Residential 1,043 6% 473 3% Total RE Construction & Land 1,874 11% 1,165 8% Total Real Estate 9,440 56% 7,303 47% Asset-based 3,184 19% 2,656 17% Venture capital 2,008 12% 2,001 13% Other commercial 1,874 11% 3,185 20% Total Commercial 7,066 42% 7,842 50% Consumer 379 2% 398 3% Total Loans HFI (1) 16,885 $ 100% 15,543 $ 100% (1) Net of deferred fees and costs 6/30/2018 6/30/2017

Diversified Loan and Lease Portfolio Other commercial RE, $4,469mm, 47% Income producing residential, $2,414mm, 26% Owner - occupied residential, $142mm, 1% SBA, $542mm, 6% Construction & land, $1,874mm, 20% Real Estate ($9.4B) HOA Loans, $69mm, 4% Secured Business Loans, $687mm, 37% Unsecured Business Loans, $223mm, 12% Security Monitoring, $577mm, 30% Cash Flow, $134mm, 7% Municipal, $95mm, 5% SBA, $88mm, 5% Other Commercial ($1.9B) Lender Finance & Timeshare, $1,821mm, 57% Equipment Finance, $663mm, 21% Premium Finance, $300mm, 9% Other, $400mm, 13% Asset - Based ($3.2B) Later Stage, $155mm, 8% Expansion Stage, $1,010mm, 50% Equity Fund Loans, $551mm, 27% Early Stage, $292mm, 15% Venture Capital ($2.0B)

Loan and Lease Production of $1.26 Billion in 2Q18 The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 31 basis points to loan yields in 2018. $1,078 $1,003 $1,556 $744 $1,257 $700 $722 $724 $790 $1,204 $956 $903 $729 $974 $1,154 $587 $638 $813 $936 $829 $1,778 $1,725 $2,280 $1,534 $2,461 $1,543 $1,541 $1,542 $1,910 $1,983 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q2 Q3 Q4 Q1 Q2 2017 2018 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Avg Production/Disbursement Avg Payoffs/Paydowns Rate on Production ($ in millions) Production/ Disbursement Payoffs/ Paydowns Net Change Rate on Production (1) 2Q18 2,461 $ 1,983 $ 478 $ 5.00% 1Q18 1,534 1,910 (376) 5.36% 4Q17 2,280 1,542 738 4.95% 3Q17 1,725 1,541 184 5.04% 2Q17 1,778 1,543 235 4.93%

Credit Quality

Credit Quality Trends[1]

($ in thousands)		2Q18	1Q18	4Q17	3Q17	2Q17
Nonaccrual Loans and Leases HFI	$	113,745	103,725	155,784	157,697	172,576
As a % of Loans and Leases HFI	%	0.67%	0.63%	0.92%	1.01%	1.12%
Nonperforming Assets (NPAs)	$	115,976	105,461	157,113	169,327	185,854
As a % of Loans and Leases & Foreclosed Assets	%	0.69%	0.64%	0.93%	1.08%	1.20%
Classified Loans and Leases HFI[2]	$	236,292	208,042	278,405	344,777	339,977
As a % of Loans and Leases HFI	%	1.40%	1.26%	1.65%	2.21%	2.20%
Credit Loss Provision	$	17,500	4,000	6,500	15,500	12,500
As a % of Average Loans and Leases (annualized)	%	0.43%	0.10%	0.15%	0.40%	0.33%
Trailing Twelve Months Net Charge-offs	$	45,912	49,723	62,957	53,991	56,802
As a % of Average Loans and Leases	%	0.28%	0.31%	0.40%	0.35%	0.37%
Allowance for Credit Losses (ACL) [3]	$	167,500	167,136	161,647	173,579	159,142
As a % of Loans and Leases HFI	%	0.99%	1.02%	0.96%	1.11%	1.03%
ACL / Nonaccrual Loans and Leases HFI	%	147.26%	161.14%	103.76%	110.07%	92.22%

(1) Amounts and ratios related to 2018 periods are for total loans and leases. Amounts and ratios for 2017 periods are for Non-PCI loans and leases.
(2) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(3) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments.

PacWest Bancorp

Second Quarter 2018 | PACW | p. 16

Key Credit Trends – Loans HFI Ratios related to 2018 periods are for total loans and leases. Ratios for 2017 periods are for Non-PCI loans and leases. 1.03% 1.11% 0.96% 1.02% 0.99% 2Q17 3Q17 4Q17 1Q18 2Q18 ACL / Loans and Leases 2.20% 2.21% 1.65% 1.26% 1.40% 2Q17 3Q17 4Q17 1Q18 2Q18 Classified Loans and Leases/ Loans and Leases 1.12% 1.01% 0.92% 0.63% 0.67% 2Q17 3Q17 4Q17 1Q18 2Q18 Nonaccrual Loans and Leases / Loans and Leases 1.20% 1.08% 0.93% 0.64% 0.69% 2Q17 3Q17 4Q17 1Q18 2Q18 NPAs / Loans and Leases and Foreclosed Assets

Nonaccrual & Delinquent Loan and Lease Detail

	Nonaccrual Loans and Leases				Accruing and 30 -89 Days Past Due	
	6/30/2018		3/31/2018		6/30/2018	3/31/2018
($ in thousands)	Balance	% of Loan Category	Balance	% of Loan Category	Balance	Balance
Real estate mortgage:						
Commercial	$ 33,105 (A)	0.7%	$ 19,116	0.4%	$ 2,620	$ 23,505
Residential	3,527	0.1%	5,225	0.2%	2,983	708
Total real estate mortgage	36,632	0.5%	24,341	0.3%	5,603	24,213
Real estate construction and land:						
Commercial	-	0.0%	-	0.0%	-	-
Residential	10,450 (B)	1.0%	-	0.0%	5,969	2,605
Total R.E. construction and land	10,450	0.5%	-	0.0%	5,969	2,605
Commercial:						
Asset-based	29,677	0.9%	32,838	1.1%	-	-
Venture capital	27,940	1.4%	21,861	1.1%	-	-
Other commercial	8,782 (C)	0.5%	24,434	1.3%	230	663
Total commercial	66,399	0.9%	79,133	1.2%	230	663
Consumer	264	0.1%	251	0.1%	75	1,000
Total	$ 113,745	0.7%	$ 103,725	0.6%	$ 11,877	$ 28,481

(A) Substantially all of the increase is due to the addition of one loan secured by a traditional retail mall.
(B) Increase due to a single borrower.
(C) Decrease due primarily to the sale of a $14.5 million loan.

PacWest Bancorp

Second Quarter 2018 | PACW | p. 18

Deposits

Does not include $2.5 billion and $1.8 billion of client investment funds held at June 30, 2018 and June 30, 2017, respectively. Deposit Detail Core: 87% Core: 78% ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 8,126 $ 45% 6,701 $ 40% Interest checking deposits 2,185 12% 1,762 10% Money market deposits 4,632 26% 4,034 24% Savings deposits 644 4% 721 4% Total core deposits 15,587 87% 13,218 78% Non-core non-maturity deposits 607 3% 1,329 8% Total non-maturity deposits 16,194 90% 14,547 86% Time deposits $250,000 and under 1,394 8% 1,941 12% Time deposits over $250,000 341 2% 387 2% Total time deposits 1,735 10% 2,328 14% Total deposits (1) 17,929 $ 100% 16,875 $ 100% June 30, 2018 June 30, 2017 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 June 30, 2018 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 June 30, 2017

Deposit Portfolio Includes brokered deposits of $501 million with a weighted average maturity of 6 months and a weighted average cost of 1.79%. ($ in millions) Time Deposits Time Deposits Total $250,000 Over Time Time Deposit Maturities and Under $250,000 Deposits Due in three months or less 490 $ 184 $ 674 $ Due in over three months through six months 437 99 536 Due in over six months through twelve months 365 40 405 Due in over 12 months through 24 months 74 15 89 Due in over 24 months 28 3 31 Total 1,394 $ (1) 341 $ 1,735 $ June 30, 2018 $16.9 $16.8 $18.9 $18.1 $17.9 0.00% 0.20% 0.40% 0.60% 0.80% 0.0 5.0 10.0 15.0 20.0 25.0 2Q17 3Q17 4Q17 1Q18 2Q18 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits

Controlled Expenses

Source: SNL Financial. Peer data through 1Q18. Efficiency Ratio Trend 39.3% 38.5% 40.6% 40.1% 40.1% 41.4% 40.3% 40.4% 41.0% 41.7% 39.8% 62.4% 64.2% 63.0% 61.6% 62.9% 62.9% 61.2% 59.8% 63.2% 59.8% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 PACW Efficiency Ratio Median Efficiency Ratio Banks $15-$25B

Focus and Execution Drive Efficiency 41.6% 38.5% 39.8% 40.8% 41.7% 39.8% 2014 2015 2016 2017 Q1'18 Q2'18 Efficiency Ratio $147 $193 $203 $245 $238 $239 2014 2015 2016 2017 Q1'18 Q2'18 Average Branch Size ($ - M)

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

	PacWest Bancorp Consolidated				
($ in thousands, except per share amounts)	**June 30, 2018**	**March 31, 2018**	**December 31, 2017**	**September 30, 2017**	**June 30, 2017**
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,777,959	$ 4,867,490	$ 4,977,598	$ 4,610,668	$ 4,559,905
Less: Intangible assets	2,616,363	2,621,950	2,628,296	2,201,137	2,204,186
Tangible common equity	$ 2,161,596	$ 2,245,540	$ 2,349,302	$ 2,409,531	$ 2,355,719
Total assets	$ 24,529,557	$ 24,149,330	$ 24,994,876	$ 22,242,932	$ 22,246,877
Less: Intangible assets	2,616,363	2,621,950	2,628,296	2,201,137	2,204,186
Tangible assets	$ 21,913,194	$ 21,527,380	$ 22,366,580	$ 20,041,795	$ 20,042,691
Tangible common equity ratio (1)	9.86%	10.43%	10.50%	12.02%	11.75%
Tangible book value per share (2)	$ 17.35	$ 17.75	$ 18.24	$ 19.84	$ 19.40
Shares outstanding	124,567,950	126,537,871	128,782,878	121,449,794	121,448,321
Return on Average Tangible Equity					
Net earnings	$ 115,735	$ 118,276	$ 84,037	$ 101,466	$ 93,647
Average stockholders' equity	$ 4,832,480	$ 4,901,207	$ 4,920,498	$ 4,592,489	$ 4,545,276
Less: Average intangible assets	2,619,351	2,625,593	2,495,876	2,202,922	2,205,814
Average tangible common equity	$ 2,213,129	$ 2,275,614	$ 2,424,622	$ 2,389,567	$ 2,339,462
Return on average tangible equity (3)	20.98%	21.08%	13.75%	16.85%	16.06%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity.

PacWest Bancorp

Second Quarter 2018 | PACW | p. 25